Exhibit 10.1
EXECUTION COPY
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 21, 2007, is by and among BELDEN INC. (formerly known as Belden CDT Inc.), a Delaware corporation (the “Borrower”), those Material Domestic Subsidiaries of the Borrower party hereto (each a “Guarantor” and collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (as hereinafter defined) under-the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Existing Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of January 24, 2006 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Credit Parties have requested that the Revolving Committed Amount be increased by $125,000,000 to $350,000,000 (such increased amount, the “Incremental Revolver”);
     WHEREAS, certain of the Existing Lenders and new banks, financial institutions or investment funds (the “New Lenders” and together with the Existing Lenders, the “Lenders”) have agreed to provide the additional Commitments necessary for the Incremental Revolver;
     WHEREAS, the Credit Parties have requested the Existing Lenders agree to amend certain additional provisions of the Credit Agreement; and
     WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1 Amendments to Section 1.1.
     (a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
     "Consolidated Foreign and Domestic Assets ” shall mean, as of any date of determination, the value of all assets of the Credit Parties and their Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered in accordance with the terms of Section 5.1, as determined in accordance with GAAP.
     "Second Amendment Effective Date ” shall mean December 21, 2007.
     (b) Clause (k) of the definition of “Permitted Investments” is hereby amended and restated in its entirety to read as follows:
     (k) Investments (in addition to (1) those Investments in Subsidiaries existing as of the Second Amendment Effective Date and disclosed to the Administrative Agent on Schedule 1.1 (b), (2) Guaranty Obligations permitted by Section 6.1(h) and (3) the transfer by the applicable Credit Parties of the Capital Stock of Belden Electronics S.a.r.l, a company organized under the laws of France, Belden (UK) Limited, a company organized under the laws of the United Kingdom and Noslo Limited, a company organized under the laws of the United Kingdom to one or more Subsidiaries of Belden Global CV, a company organized under the laws of the Netherlands) (i) by Subsidiaries which are not Credit Parties in Subsidiaries which are not Credit Parties; and (ii) by Credit Parties in Subsidiaries which are not Credit Parties; provided, that if, at the time of making any Investment pursuant to this clause (k)(ii), the Total Leverage Ratio is greater than or equal to 3.0 to 1.0 (to be tested on a pro forma basis (as of the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered in accordance with the terms of Section 5.1)), the aggregate outstanding amount of all such Investments made pursuant to this clause (k)(ii), when combined (without duplication) with the amount of any outstanding Indebtedness incurred pursuant to clause (iv) of Section 6.1(d), shall not exceed the sum of (A) 15% of Consolidated Foreign and Domestic Assets determined as of the date of such Investment plus (B) $100,000,000;

     1.2 Amendment to Section 1.3. Section 1.3 is hereby amended by adding the following paragraph to the end thereof:
     The parties hereto acknowledge and agree that, for purposes of all calculations of the Total Leverage Ratio, after consummation of any Permitted Acquisition, (i) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent, and (ii) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.
     1.3 Amendment to Section 2.1(a). Section 2.1 (a) is hereby amended by increasing the Revolving Committed Amount from $225,000,000 to $350,000,000, such increase to be implemented pursuant to Article II hereof.
     1.4 Amendment to 2.5. Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     Section 2.5 Incremental Facility.
     Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time from time to time during the Commitment Period and after the Second Amendment Effective Date, to incur additional Indebtedness under this Credit Agreement in the form of term loans (each, an “Incremental Term Loan”) and/or increases to the Revolving Committed Amount (each, an “Incremental Revolver”; each Incremental Term Loan and Incremental Revolver, an “Incremental Facility”) by an aggregate amount of up to $150,000,000. The following terms and conditions shall apply to each Incremental Facility: (a) the loans made under any such Incremental Facility (each an “Additional Loan”) shall constitute Credit Party Obligations and will be secured and guaranteed with the other Credit Party Obligations on a pari passu basis, (b) any such Additional Loans (1) made pursuant to an Incremental Revolver shall have the same terms (including interest rate, maturity date, voting rights and rights to receive the proceeds of prepayments) as the existing Revolving Loans and shall be considered Revolving Loans hereunder and (2) made pursuant to an Incremental Term Loan shall have terms (including interest rate, maturity date, voting rights, rights to receive the proceeds of prepayments and amortization) to be agreed upon by the Administrative Agent and the Borrower at the time of such Incremental Term Loan, (c) each Incremental Facility shall be in a minimum principal amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof, (d) the proceeds of any Additional Loan will be used for the purposes set forth in Section 3.11, (e) the Borrower shall execute such promissory notes as are necessary to reflect the Additional Loans under any such Incremental Facility, (f) before any Additional Loans are made, the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (g) no Default or Event of Default shall then exist or would exist after giving effect to any such Incremental Facility, (h) the Administrative Agent shall have received from the Borrower a satisfactory legal opinion of counsel to the Borrower and such other documentation as it deems reasonably necessary to effectuate each such Incremental Facility and (i) the Administrative Agent shall have received from the Borrower updated financial projections and an officer’s certificate, in each case in form and substance satisfactory to the Administrative Agent, demonstrating that, (A) after giving effect to any such Incremental Facility on a pro forma basis, the Credit Parties will be in compliance with the financial covenants set forth in Section 5.9 and (B) if the full amount of the Revolving Committed Amount (after giving effect to such Incremental Facility) were drawn by the Borrower, the Credit Parties would be in compliance with all financial and other covenants (including covenants restricting indebtedness and liens) under the Subordinated Note Documents and the documents for all other publicly held or privately placed Indebtedness incurred in accordance with Section 6.1(p). Each Incremental Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds reasonably acceptable to the Administrative Agent and the Borrower; provided that such other banks, financial institutions and investment funds shall enter into such joinder or other agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any Incremental Facility therein.
     1.5 Amendment to Section 5.9. Section 5.9 of the Credit Agreement is hereby amended by deleting the last paragraph (dealing with the incorporation of financial statement items of targets of Permitted Acquisitions) thereof.
     1.6 Amendment to Section 5.9(c). Section 5.9(c) of the Credit Agreement is hereby amended by reducing the $150,000,000 Minimum Liquidity requirement therein to $110,000,000.
     1.7 Amendment to 6.1(d). Section 6.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (d) Intercompany Indebtedness (in addition to such intercompany Indebtedness existing as of the Second Amendment Effective Date and disclosed to the Administrative Agent on Schedule 6.1(b)) (i) among the Credit Parties, (ii) among Subsidiaries of the Borrower that are not Credit Parties, (iii) owing from a Credit Party to a Subsidiary of the Borrower that is not a Credit Party or (iv) owing from a Subsidiary of the Borrower that is not a Credit Party to a Credit Party; provided, that if, at the time any Indebtedness is incurred pursuant to this clause (d)(iv), the Total Leverage Ratio is greater than or equal to 3.0 to 1.0 (to be tested on a pro forma basis (as of the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered in accordance with the terms of Section 5.1)), the aggregate outstanding amount of all such Indebtedness incurred pursuant to this clause (d)(iv), when combined (without duplication) with any outstanding Investments made pursuant to clause (k)(ii) of the definition of Permitted Investments, shall not exceed the sum of (A) 15% of Consolidated Foreign and Domestic Assets determined as of the date such Indebtedness is incurred plus (B) $100,000,000; provided that, upon the request of the Administrative Agent at any time, (1) any such Indebtedness in the preceding clause (iii) shall be fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent and (2) any such Indebtedness in the preceding clause (iv) shall be evidenced by “floating balance” promissory notes not requiring notations having terms reasonably satisfactory to the Administrative Agent, the sole originally executed counterparts of which shall be pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, as security for the Credit Party Obligations;
     1.8 Amendment to 6.1(h). Section 6.1(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(h) Guaranty Obligations in respect of Indebtedness of the Subsidiaries of the Borrower that are not Credit Parties in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;
     1.9 Amendment to 6.1(m). Section 6.1(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(m) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding (not counting for the purposes of such limit intercompany Indebtedness of such Foreign Subsidiaries permitted under Section 6.1 (d) hereof);
     1.10 Amendment to 6.4(a) Section 6.4(a) of the Credit Agreement is hereby amended by replacing clauses (xi) and (xii) thereof with clauses (xi) and (xii) below:
(xi) sale and leaseback transactions with respect to real estate having a net book value not to exceed $75,000,000 in the aggregate during the term of this Agreement;
(xii) sales of Designated Real Estate for fair market value in an aggregate amount not to exceed $75,000,000 during the term of this Agreement; and
     1.11 Replacement Schedule l.1(b) and 6.1(b). Schedules l.l(b) and 6.1(b) to the Credit Agreement are hereby replaced in their entirety with Schedule 1.1 (b) and Schedule 6.1(b) attached hereto.
ARTICLE II
INCREASE IN COMMITMENTS

     The Borrower has requested an increase of the Revolving Committed Amount by $125,000,000 from $225,000,000 (as in effect prior to this Amendment) to $350,000,000 (after giving effect to this Amendment). The Borrower has secured additional Commitments from certain of the Existing Lenders and new Commitments from the New Lenders to provide the Incremental Revolver, and the Administrative Agent has delivered to each such Lender a revised or new (as applicable) Lender Commitment Letter setting forth its revised or new (as applicable) Commitment (after giving effect to this Amendment). For the avoidance of doubt, the Incremental Revolver shall not operate to reduce the availability of additional increases to the Revolving Committed Amount pursuant to Section 2.5 of the Credit Agreement (as amended by this Amendment).
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     3.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Second Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):
     (a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.
     (b) Executed Consents. The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.
     (c) Lender Commitment Letters; New Lender Joinder. The Administrative Agent shall have received sufficient additional Commitments from the Existing Lenders and New Lenders to provide the Incremental Revolver, and the Administrative Agent shall have delivered to each Lender providing an additional Commitment a revised or new (as applicable) Lender Commitment Letter, setting forth such Lender’s revised or new (as applicable) Commitment (after giving effect to this Amendment). If any New Lender provides a portion of the Incremental Revolver, the Administrative Agent shall have received such documentation as the Administrative Agent shall reasonably require joining such entity as a Lender party to the Credit Agreement.
     (d) Consent and Approvals. All consents and approvals of the boards of directors, shareholders, governmental authorities and other applicable material third parties necessary in connection with this Amendment shall have been obtained.
     (e) Corporate and Capital Structure, etc. The Administrative Agent shall be satisfied with the corporate and capital structure and management of the Borrower and its Subsidiaries after giving effect to this Amendment, with all legal, tax, accounting, business and other matters relating to this Amendment or to the Borrower and its Subsidiaries after giving effect to this

Amendment, and with the aggregate amount of fees and expenses payable in connection with the consummation of this Amendment and the aggregate outstanding amount of Indebtedness of the Borrower and its Subsidiaries, and any liens in connection therewith or otherwise, after giving effect to this Amendment.
     (f) Material Adverse Change. Since December 31, 2006, no material adverse change shall have occurred in the business, operations, property, assets or financial condition of the Borrower and its subsidiaries taken as a whole which could reasonably be expected to have a
Material Adverse Effect.
     (g) No Litigation. There shall not exist any pending litigation or investigation affecting or relating to any Credit Party or any of its Subsidiaries that in the reasonable judgment of the Administrative Agent and Lenders could be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Second Amendment Effective Date.
     (h) Financial Projections. The Administrative Agent shall have received from the Borrower updated financial projections, in form and substance reasonably satisfactory to the Administrative Agent.
     (i) Officer’s Certificate. The Administrative Agent shall have received a certificate from the Borrower reasonably satisfactory thereto that (i) each of the Borrower and the Guarantors is solvent, (ii) the Borrower is in compliance with all financial covenants set forth in Section 5.9 of the Credit Agreement on a pro forma basis after giving effect to this Amendment and (iii) demonstrates that if the full committed amount of the Revolving Committed Amount (after giving effect to the $125,000,000 increase on the Second Amendment Effective Date) were drawn by the Borrower, the Borrower would be in compliance with all financial covenants under the Subordinated Note Documents and the documents for all other publicly held or privately placed Indebtedness incurred in accordance with Section 6.l(p).
     (j) Legal Opinion. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the valid existence of each Credit Party and opinions as to the non-contravention of the Credit Parties’ organizational documents and the Subordinated Note Documents and the documents for all other publicly held or privately placed Indebtedness incurred in accordance with Section 6.1 (p)).
     (k) Organizational Documents. The Administrative Agent shall have received:
     (i) Articles of Incorporation. A copy of the articles of incorporation of each Credit Party certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary’s certificate in form and substance satisfactory to the Administrative Agent) as of the Second Amendment Effective Date to be true and correct and in force and effect as of such date or certification that there have been no changes to the articles of incorporation delivered to the Administrative Agent on the First Amendment Effective Date.
     (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary’s certificate in form and substance satisfactory to the Administrative Agent) as of the Second Amendment Effective Date to be true and correct and in force and effect as of such date or certification that there have been no changes to the bylaws delivered to the Administrative Agent on the First Amendment Effective Date.
     (iii) Resolutions. A copy of resolutions of the board of directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party (pursuant to a secretary’s certificate in form and substance satisfactory to the Administrative Agent) as of the Second Amendment Effective Date to be true and correct and in force and effect as of such date.
     (iv) Good Standing. A copy of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of its incorporation and a certification by a secretary or assistant secretary of such Credit Party that such Credit Party is in good standing in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify and be in good standing could not reasonably be expected to have a Material Adverse Effect.
     (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary (pursuant to a secretary’s certificate in form and substance satisfactory to the Administrative Agent) to be true and correct as of the Second Amendment Effective Date.
     (l) Payment of Fees. The Administrative Agent shall have received, for itself and the Lenders, all fees owing pursuant to the engagement letter between the Administrative Agent, the Arranger and the Borrower dated November 30, 2007.
     (m) Other Fees and Expenses. The Borrower shall have paid in full all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.
     (n) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS
     4.1 Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
     4.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
     (d) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
     (e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.
     (g) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

     4.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.
     4.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     4.5 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
     4.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     4.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
     4.8 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     4.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
4.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
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BELDEN INC.
SECOND AMENDMENT TO CREDIT AGREEMENT
     IN WITNESS WHEREOF the Credit Parties and the Administrative Agent (on behalf of the Required Lenders) have caused this Amendment to be duly executed on the date first above written.

BORROWER:	BELDEN INC. (formerly known as Belden CDT Inc.),
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

GUARANTORS:	BELDEN WIRE & CABLE COMPANY,
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

BELDEN CDT NETWORKING, INC.,
a Washington corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

NORDX/CDT CORP.,
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

THERMAX/CDT, INC.,
a Delaware corporation

	By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

BELDEN HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

BELDEN TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

BELDEN 1993 INC. (formerly known as Belden Inc.),
a Delaware corporation

By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

CDT INTERNATIONAL HOLDINGS INC.,
a Delaware corporation

By:	/s/ Stephen H. Johnson

Name: Stephen H. Johnson
Title: Treasurer

BELDEN INC.
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent on behalf of the Required Lenders

	By:	/s/ David K. Hall
		Name:	David K. Hall
		Title:	Director